                                                                   EXHIBIT 10.43



April 5, 1999


Robin Green


Dear Robin:

MessageMedia, Inc. ("MessageMedia" or the "Company") is pleased to offer you the position of Vice President, Sales and Marketing, on the terms and conditions stated in this letter. Of course, MessageMedia may change your position and duties from time to time as it deems necessary. If you accept this offer, we would like for you to begin work with MessageMedia on April 15, 1999 working 50% of a regular full-time position and beginning full-time employment as of May 1, 1999.

Your initial rate of compensation will be $200,000 per year, less payroll deductions and all required withholdings, paid on the Company's regular pay periods. You will be eligible for all fringe benefits presently offered and offered in the future to MessageMedia employees and senior executives. Details about such benefits are available for your review. MessageMedia may modify your compensation and benefits as it deems necessary.

In addition to your base salary, you will be eligible to earn an annual performance bonus of up to $200,000, less applicable taxes, based upon your attainment of quarterly performance targets to be defined by the Board of Directors within a reasonable period of time after the execution of this offer letter. The Company further agrees that you will be guaranteed at least $150,000 of the performance bonus for year-end 1999, with the balance of the performance bonus to be awarded, if at all, at the sole discretion of the Board of Directors. In addition, you will receive a monthly draw of $8,333 (less payroll deductions and all required withholdings) again your annual bonus plan defined above. After year-end 1999, the performance bonus will be granted, if at all, in the sole discretion of the Board of Directors, based upon your performance.

Subject to approval by the Compensation Committee of the Board of Directors you will be eligible to receive an option to purchase 400,000 shares of the Company's Common Stock (the "Option"), with an exercise price per share equal to the closing fair market value of the Company's Common Stock on this letter, April 5, 1999 ("Vesting Commencement Date) with a stock price of $10.25 per share. To the maximum extent possible, the Option shall be an incentive stock option as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. This Option will be issued in accordance with the terms and conditions of the 1995 Stock Option Plan.

The Option shall vest in accordance with the Company's standard form of option agreement under the 1995 Stock Option Plan, as amended, which provides that 25% of the shares subject to the option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date, and an additional 1/48th of the shares subject to the option at the end of

Robin Green
April 5, 1999
Page 2



each one-month period thereafter shall vest and become exercisable provided in each case that the optionee remains an employee and/or consultant of the Company.

You will be entitled to four weeks of paid vacation during your first year of service which shall begin accruing monthly upon commencement of employment. You will be eligible to use your accrued vacation after your first thirty (30) days of employment in accordance with the provisions of the Employee Handbook.

The Company also agrees to pay you a one-time hiring bonus of $25,000, subject to payroll deductions and all required deductions, payable on May 1, 1999. You will also receive relocation benefits for actual and reasonable expenses incurred in your move from Texas to Colorado, up to a maximum reimbursement of $75,000. The Company will reimburse you for moving expenses, temporary living expenses, commissions/points on the sale of your home in Texas and the purchase of a home in Boulder, Colorado; provided that, you incur such expenses within 12 months of the commencement of your employment. In addition, the Company will reimburse you for the tax consequences that you incur from the relocation benefits so long as the total amount you receive in relocation benefits and tax gross-up payments does not exceed $75,000.

Should you accept this offer, your employment with MessageMedia will not be for a specified term and may be terminated with or without cause and with or without notice by you or by the Company at any time, for any reason or no reason. Any contrary representations or agreements which may have been made to you are superseded by this offer. The "at will" nature of your employment described in this offer letter shall constitute the entire agreement between you and MessageMedia concerning the nature and duration of your employment. Though your job duties, title, compensation and benefits may change over time and you may be subject to incremental discipline that doesn't include a termination, none of these events change our agreement that you are an "at will" employee. The "at will" nature of your employment with MessageMedia can only be changed in a writing signed by you and the President of the Company.

Notwithstanding the at-will nature of your employment, if the Company terminates your employment without "cause" at any time, then upon your furnishing to the Company an executed waiver and release form (a form of which is attached as Appendix D), it will continue to pay you, as severance, six months of your then current base salary, subject to standard payroll deductions and withholdings. If you resign or your employment is terminated for "cause", all compensation and benefits will cease immediately upon your last day of employment and you will receive no severance benefits. For purposes of this letter agreement, the definition of "cause" shall be limited to the occurrence of any of the following events: (i) your engaging or in any manner participating in an activity which is intentionally and materially injurious to the Company; (ii) your commission of any fraud or embezzlement against the Company; (iii) your conviction of any crime involving dishonesty or moral turpitude; (iv) conduct by you which in good faith and reasonable determination of the Board demonstrates gross unfitness to serve; or (v) your incurable material breach of any element of the Company's Confidential Information and

Robin Green
April 5, 1999
Page 3


Inventions Assignment Agreement, including without limitation, your theft or other misappropriation of the Company's proprietary information.

During your employment with the Company and for one year thereafter, you agree that you will not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as an advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete in a material way with the products or proposed products of MessageMedia. While employed by the Company and for one year thereafter, you also agree that in order to protect the Company's confidential and proprietary information from unauthorized use, that you will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate his or her relationship with the Company in order to become and employee, consultant or independent contractor to or for any other person or business entity.

One of the conditions of your employment with MessageMedia is the maintenance of the confidentiality of MessageMedia's proprietary and confidential information. Upon commencement of employment, you will be required to execute the Company's Confidential Information and Inventions Assignment Agreement, attached hereto as Appendix A, the Company's Voice-Mail Policy Statement, attached hereto as Appendix B, and the E-Mail Policy Statement, attached hereto as Appendix C.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality. In the performance of your duties for the Company, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

As an employee of MessageMedia, you will be required to comply with all Company policies and procedures. In particular, you will be required to familiarize yourself with, and to comply with, MessageMedia's policy prohibiting harassment and discrimination, and the policy concerning drugs and alcohol. As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

Robin Green
April 5, 1999
Page 4


We are looking forward to having you join MessageMedia, Inc. If you wish to accept this offer, please sign below and return the fully executed letter to us. You should keep one copy of this letter for your own records.

Very truly yours,

MESSAGEMEDIA, INC.

-----------------------------                      ----------------------------
Larry Jones                                        Date
President & Chief Financial Officer


ACCEPTANCE:


I have read, understand, and accept the foregoing terms and conditions of employment. I further understand my job duties, title, compensation and benefits may change over time without a written modification of this agreement. Further the "at will" term of my employment (i.e., my right and MessageMedia's right to terminate our employment relationship at any time, with or without cause) is a term of employment which cannot be altered or modified. I understand and agree that any contrary representations or agreements which may have been made to me are superseded by this offer and my acceptance of the same.

As further consideration for the offer of employment with MessageMedia that is contained in this offer letter and accepted by me, I agree to be bound by the following policies and procedures:

        1. Appendix A - Confidential Information and Inventions Assignment Agreement.
        2. Appendix B - Voice-Mail Policy Statement.
        3. Appendix C - E-Mail Policy Statement.
        4. Employee Manual, a copy of which has been provided to me.
        5. Appendix D - Waiver and Release


-----------------------------                      -----------------------------
Robin Green                                        Date

                                   APPENDIX A

                               MESSAGEMEDIA, INC.

                     CONFIDENTIAL INFORMATION AND INVENTIONS
                              ASSIGNMENT AGREEMENT


As a condition of my employment with MESSAGEMEDIA, INC., its subsidiaries, affiliates, successors or assigns (together the "Company,") and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

        1. CONFIDENTIAL INFORMATION

                (a) COMPANY INFORMATION. At all times during the term of my employment and thereafter, I will hold in strictest confidence, and will not use, except for the benefit of the Company, nor disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                (b) FORMER EMPLOYER INFORMATION. I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer.

                (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.



                                  Appendix A-1

        2. INVENTIONS.

                (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto as Exhibit A the List of Prior Inventions and Original Works of Authorship, describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license, including the right to grant sublicenses, to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

                (b) ASSIGNMENT OF INVENTIONS. I agree that I will make full written disclosure to the Company, and hereby assign to the Company, all my right, title, and interest in all inventions ("Inventions"), whether or not patentable or registrable under copyright or similar laws, which I may individually or jointly conceive or develop or reduce to practice, during the period of time I am in the employ of the Company, except as provided in Section 2 (d) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

                (c) PATENT AND COPYRIGHT REGISTRATION. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, or other intellectual property rights relating thereto in any and all countries. I further agree that my duties to assist the company in this regard shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

                (d) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention which qualifies fully under the provisions of California Labor Code Section 2870. (A copy of California Labor Code Section 2870, Employment Agreements; Assignment of Rights is attached hereto as Exhibit B.) I will advise the Company promptly in writing of any Inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.



                                  Appendix A-2

                (e) REPRESENTATION AS TO INVENTIONS DURING EMPLOYMENT. I understand that while performing work for the Company wherein I develop Inventions, I am not authorized to steal, borrow or use what I know to be the property of any other individual or entity without license or permission of the author or owner. I hereby represent that any work I represent as authored or invented by me is such, and will not pass off any other person's work as my own for any purpose. I understand that doing so can result in immediate termination of my employment.

        3. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not accept any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company, except with the written consent of the Company.

        4. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.

        5. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

        6. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

        7. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto.

        8. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.



                                  Appendix A-3

        9. ARBITRATION. In the event of any dispute, controversy or claim arising out of, connected with, or relating to this letter, or the breach, validity, or enforceability of any provision of this letter, such dispute, controversy or claim shall be resolved by final and binding arbitration by a panel of three (3) arbitrators in accordance with and subject to the Rules of Judicial Arbitration and Mediation Services, Inc. ("JAMS") then in effect. Following notice of a Party's election to require arbitration, each Party will within thirty (30) days, select one arbitrator from the JAMS list of commercial arbitrators, and those two arbitrators will within thirty (30) days thereafter, select a third arbitrator. If the two arbitrators are unable to agree on a third arbitrator within thirty (30) days, JAMS will within thirty (30) days thereafter, select such third arbitrator. In the event any Party fails to select an arbitrator within the requisite period, JAMS is hereby given the right to select the arbitrator on behalf of such Party. Arbitration shall take place at a location within California chosen by the arbitrators. All expenses associated with obtaining and utilizing the services of the JAMS and the arbitrators, shall be shared equally by the Parties. JAMS and the arbitrators shall be made aware of this provision and shall agree to request payment separately from each of the Parties for said services, including all expenses directly related to the arbitration, other than the expense of witnesses, which shall be borne by the Party producing such witnesses.

        Notwithstanding the foregoing, each Party shall bear its own respective costs of preparing for and participating in the arbitration, including, without limitation, attorneys' fees, expert and/or witness fees, and the Party's costs of complying with discovery requests. Discovery as permitted by the Federal Rules of Civil Procedure then in effect will be allowed in connection with arbitration to the extent consistent with the purpose of arbitration and as allowed by the arbitrators. Judgment upon the award rendered in any arbitration may be entered in any court of competent jurisdiction, or application be made to such court for a judicial acceptance of the award and an enforcement, as the law of the state having jurisdiction may require or allow. The fact that arbitration is or may be allowed will not impair the exercise of any termination rights under this letter."

        10. GENERAL PROVISIONS.

                (a) GOVERNING LAW: CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

                (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.



                                  Appendix A-4

                (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


__________________________________          ____________________________________
Date                                        Signature


                                            ____________________________________
                                            Print Name



                                  Appendix A-5

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


TITLE                    DATE            IDENTIFYING NUMBER OR BRIEF DESCRIPTION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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




_______  No inventions or improvements

_______  Additional Sheets Attached


__________________________________          ____________________________________
Date                                        Signature


                                            ____________________________________
                                            Print Name



                                   Exhibit A

                                    EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS


        (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                (2) Result from any work performed by the employee for the employer.

        (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.



                                    Exhibit B

                                    EXHIBIT C

                               MESSAGEMEDIA, INC.

                         CONFLICT OF INTEREST GUIDELINES

        It is the policy of MESSAGEMEDIA, INC. (the "Company") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following sets forth examples of potentially compromising situations which must be avoided but is not all inclusive of the types of conduct which may be considered a violation of this policy. Any violations of this policy must be reported to the President.

        1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Inventions Assignment Agreement elaborates on this principle and is a binding agreement.)

        2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

        3. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

        4. Initiating or approving any form of personal or social harassment of employees.

        5. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

        6. Borrowing from or lending to other employees, customers or suppliers.

        7. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

        8. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

        9. Making any unlawful agreement with distributors with respect to prices.

        10. Improperly using or authorizing the use of any inventions which are the subject of valid patent claims of any other person or entity.

        Each officer, employee and independent contractor must take appropriate action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this Conflict of Interest Policy may result in discharge without warning.



                                   Appendix C

                                   APPENDIX B

                               MESSAGEMEDIA, INC.

                           VOICE-MAIL POLICY STATEMENT


        1. The Company may maintain as part of its technology platform a voice-mail system. This system is provided to assist in the conduct of business within the Company.

        2. Voice-mail and the data stored on it are and remain at all times the property of the Company. As such, all voice-mail messages created, sent, and received are and remain the property of the Company.

        3. The Company reserves the right to retrieve and listen to any message composed, sent, or received. Please note that even when a message is deleted, it is still possible to recreate the message; therefore, ultimate privacy of messages cannot be guaranteed to anyone.

        4. Although voice-mail may accommodate the use of passwords for security, the reliability of such for maintaining confidentiality cannot be guaranteed. You must assume that any and all messages may be listened to by someone other than the intended or designated recipient. Moreover, all passwords must be made available to the Company. The reason for this is simple. Your voice-mail may need to be accessed by the Company when you are absent.

        5. Notwithstanding the Company's right to retrieve any voice-mail message, all messages sent by voice-mail are considered to be confidential, and as such are to be accessed only by the addressed recipient or by direction of the addressed recipient. Any exception to this policy must be approved by the Executive Committee.

        6. Employees learning of any misuse of the voice-mail system or violations of this policy shall notify General Counsel or Director of Human Resources.

        7. Voice-mail messages may not contain material that may reasonably be considered offensive or disruptive to any employee. Offensive content would include, but not be limited to, sexual comments, racial slurs, gender-specific comments, or any comments that might offend someone on account of his or her age, sex, sexual orientation, religious or political beliefs, national origin, race or disability.

        8. Any employee who violates this policy shall be subject to disciplinary action, up to and including termination.



                                   Appendix B

                                   APPENDIX C

                               MESSAGEMEDIA, INC.

                             E-MAIL POLICY STATEMENT


        1. The Company maintains as part of its technology platform an e-mail system. This system is provided to assist in the conduct of business both inside and outside of the Company.

        2. All computers and the data stored on them are and remain at all times the property of the Company. As such, all e-mail messages composed, sent, and received are and remain the property of the Company.

        3. The Company reserves the right to retrieve and read any message composed, sent, or received. Please note that even when a message is erased, it is still possible to recreate the message; therefore, ultimate privacy of messages cannot be guaranteed to anyone.

        4. The Company reserves the right to retain any electronic message on the system.

        5. Although e-mail may accommodate the use of passwords for security, the reliability of such for maintaining confidentiality cannot be guaranteed. You must assume that any and all messages may be read by someone other than the intended or designated recipient. Moreover, all passwords must be made available to the Company. The reason for this is simple. Your e-mail may need to be accessed by the Company when you are absent.

        6. Notwithstanding the Company's right to retrieve and read any e-mail message, all messages sent by e-mail are considered to be confidential, and as such are to be read only by the addressed recipient or at the direction of the addressed recipient. Any exception to this policy must be approved by the Executive Committee.

        7. Employees learning of any misuse of the e-mail system or violations of this policy shall notify General Counsel or Director of Human Resources.

        8. E-mail messages may not contain material that may reasonably be considered offensive or disruptive to any employee. Offensive content would include, but not be limited to, sexual comments or images, racial slurs, gender-specific comments, or any comments that might offend someone on account of his or her age, sex, sexual orientation, religious or political beliefs, national origin, race or disability.

        9. Any employee who violates this policy shall be subject to disciplinary action, up to and including termination.



                                   Appendix C

                                   APPENDIX D

                               MESSAGEMEDIA, INC.

                          WAIVER AND RELEASE OF CLAIMS

In exchange for the severance payments provided for in my offer letter agreement (the "Agreement"), to which this form is attached, I hereby furnish MESSAGEMEDIA, INC. (the "Company") with the following release and waiver.

I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment termination date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation (other than the obligations under Section 6.3 of the Agreement).

I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this waiver and release is knowing and voluntary, and that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled as an employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the waiver and release granted herein does not relate to claims which may arise after this agreement is executed; (b) I have the right to consult with an attorney prior to executing this agreement (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days from the date I receive this agreement, in which to consider this agreement (although I may choose voluntarily to execute this agreement earlier); (d) I have seven (7) days following the execution of this agreement to revoke my consent to the agreement; and (e) this agreement shall not be effective until the seven (7) day revocation period has expired.

Date: __________________                    By: ________________________________
                                                ROBIN GREEN



                                   Appendix D